Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766

or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $59.5 MILLION AND ADJUSTED EBITDA

OF $373.2 MILLION FOR THIRD QUARTER FISCAL 2016

•	Third Quarter Net Income of $59.5 Million and Net Income per Diluted Share of $0.06,

Compared to Prior Year’s Third Quarter Net Income of $104.8 Million and Net Income per Diluted Share of $0.10

▪	Prior Year’s Net Income Benefited from an Adjustment to the Company’s Deferred Tax Valuation Allowance of $45.9 Million

•	Third Quarter Adjusted EBITDA Increased $40.4 Million to $373.2 Million Compared to Adjusted EBITDA of $332.8 Million in Prior Year’s Third Quarter

CAMP HILL, Pa. (Dec. 17, 2015) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal third quarter ended November 28, 2015. The company reported revenues of $8.2 billion, net income of $59.5 million or $0.06 per diluted share, and Adjusted EBITDA of $373.2 million, or 4.6 percent of revenues.

“We are pleased with our results for the third quarter, which reflect growth in revenue, same-store sales and Adjusted EBITDA along with positive, significant contributions from our new Pharmacy Services Segment,” said Rite Aid Chairman and CEO John Standley. “We also continued making tremendous progress in strengthening our retail healthcare offering by converting additional stores to our Wellness format. We thank our dedicated Rite Aid team for their continued hard work in executing our key initiatives and serving our valued customers.”

Third Quarter Summary

Revenues for the quarter were $8.2 billion versus revenues of $6.7 billion in the prior year’s third quarter, an increase of $1.5 billion or 21.8 percent. Retail Pharmacy Segment revenues were $6.7 billion and increased 0.8 percent compared to the prior year period primarily as a result of an increase in same store sales. Pharmacy Services Segment revenues were $1.5 billion.

Same store drugstore sales for the Retail Pharmacy Segment increased 0.9 percent over the prior year, consisting of a 0.3 percent increase in front-end sales and a 1.2 percent increase in pharmacy sales. Pharmacy sales included an approximate 252 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.2 percent over the prior year period. Prescription sales accounted for 69.9 percent of total drugstore sales, and third party prescription revenue was 97.9 percent of pharmacy sales.

-MORE-

Rite Aid FY 2016 Q3 Press Release - page 2

Net income was $59.5 million or $0.06 per diluted share compared to last year’s third quarter net income of $104.8 million or $0.10 per diluted share. The decline in net income was due to lower income tax expense in the prior year as a result of an adjustment to the company’s deferred tax valuation allowance of $45.9 million, an increase in interest and amortization expense related to the company’s purchase of EnvisionRx and transaction expenses of $9.8 million related to the company’s pending merger with Walgreens Boots Alliance, Inc. (“WBA”). These items were partially offset by an increase in Adjusted EBITDA and a prior year loss on debt retirement.

Adjusted EBITDA (which is reconciled to net income on the attached table) increased $40.4 million to $373.2 million or 4.6 percent of revenues for the third quarter compared to $332.8 million or 5.0 percent of revenues for the like period last year. Adjusted EBITDA improved due to $33.9 million of Pharmacy Services Segment Adjusted EBITDA and an increase of $6.5 million in Retail Pharmacy Segment Adjusted EBITDA. The increase in Retail Pharmacy Segment Adjusted EBITDA was driven by an increase in front-end gross profit and continued cost control, partially offset by a decrease in pharmacy gross profit.

In the third quarter, the company relocated 5 stores and remodeled 96 stores, bringing the total number of wellness stores chainwide to 1,948. The company also acquired 2 stores and closed 3 stores, resulting in a total store count of 4,560 at the end of the third quarter. The company also opened 5 clinics in the third quarter, bringing the total to 75.

As previously announced on October 27, 2015, Rite Aid and WBA entered into a definitive agreement under which WBA will acquire all outstanding shares of Rite Aid for $9.00 per share in cash, for a total enterprise value of approximately $17.2 billion, including acquired net debt. The board of directors of both companies have approved the transaction, which is subject to certain conditions, including, among others, approval by Rite Aid’s shareholders, the receipt of approval under applicable antitrust laws, and other customary closing conditions. The transaction is expected to close in the second half of calendar 2016.

While Rite Aid remains comfortable with the fiscal 2016 guidance the company provided on September 17, 2015, given the agreement with WBA described above, and as is customary for transactions of this type, Rite Aid does not intend to provide further updates to its guidance for fiscal 2016 or to issue guidance for fiscal 2017. Rite Aid’s guidance did not reflect the pending transaction with WBA.

Rite Aid is one of the nation’s leading drugstore chains with 4,560 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

-More-

Rite Aid FY 2016 Q3 Press Release - page 3

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical, including guidance, statements regarding the expected timing of the closing of the proposed merger and the ability of the parties to complete such transaction considering the various closing conditions and any assumptions underlying any of the foregoing, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters, changes in legislation or regulations, including healthcare reform and risks related to the proposed merger. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, in the preliminary proxy statement, as it may be amended, that we filed with the SEC on November 24, 2015 in connection with the proposed merger, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Additionally, there can be no assurance that the proposed merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger will be realized. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Rite Aid prepared a preliminary proxy statement on Schedule 14A that has been filed with the SEC on November 24, 2015. The preliminary proxy statement is not yet final and will be amended. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations.

-More-

Rite Aid FY 2016 Q3 Press Release - page 4

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2015 annual meeting of stockholders filed with the SEC on May 15, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is set forth in the preliminary proxy statement, as it may be amended, that has been filed with the SEC on November 24, 2015. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Reconciliation of Non-GAAP Financial Measure

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	November 28, 2015	February 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$226,252	$115,899
Accounts receivable, net	1,555,352	980,904
Inventories, net of LIFO reserve of $1,015,487 and $997,528	2,871,929	2,882,980
Deferred tax assets	17,823	17,823
Prepaid expenses and other current assets	133,811	224,152
Total current assets	4,805,167	4,221,758
Property, plant and equipment, net	2,264,251	2,091,369
Goodwill	1,554,747	76,124
Other intangibles, net	1,206,105	421,480
Deferred tax assets	1,573,295	1,766,349
Other assets	314,515	286,172
Total assets	$11,718,080	$8,863,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$29,135	$100,376
Accounts payable	1,663,483	1,133,520
Accrued salaries, wages and other current liabilities	1,412,694	1,193,419
Deferred tax liabilities	57,685	57,685
Total current liabilities	3,162,997	2,485,000
Long-term debt, less current maturities	7,287,911	5,483,415
Lease financing obligations, less current maturities	50,434	61,152
Other noncurrent liabilities	715,910	776,629
Total liabilities	11,217,252	8,806,196

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,046,469	988,558
Additional paid-in capital	4,805,243	4,521,023
Accumulated deficit	(5,306,826)	(5,406,675)
Accumulated other comprehensive loss	(44,058)	(45,850)
Total stockholders' equity	500,828	57,056
Total liabilities and stockholders' equity	$11,718,080	$8,863,252

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended November 28, 2015	Thirteen weeks ended November 29, 2014
Revenues	$8,154,184	$6,692,333
Costs and expenses:
Cost of revenues	6,151,305	4,769,020
Selling, general and administrative expenses	1,777,647	1,692,437
Lease termination and impairment charges	7,011	8,702
Interest expense	106,879	97,400
Loss on debt retirements, net	-	18,512
Loss (gain) on sale of assets, net	3,331	(455)

	8,046,173	6,585,616

Income before income taxes	108,011	106,717
Income tax expense	48,468	1,871
Net income	$59,543	$104,846

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$59,543	$104,846
Add back - Interest on convertible notes	-	1,364
Income attributable to common stockholders - diluted	$59,543	$106,210

Denominator:
Basic weighted average shares	1,039,867	972,688
Outstanding options and restricted shares, net	17,411	22,793
Convertible notes	-	24,796

Diluted weighted average shares	1,057,278	1,020,277

Basic income per share	$0.06	$0.11
Diluted income per share	$0.06	$0.10

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirty-nine weeks ended November 28, 2015	Thirty-nine weeks ended November 29, 2014
Revenues	$22,466,521	$19,680,448
Costs and expenses:
Cost of revenues	16,681,822	14,059,577
Selling, general and administrative expenses	5,203,058	4,977,315
Lease termination and impairment charges	21,670	20,661
Interest expense	345,895	299,170
Loss on debt retirements, net	33,205	18,512
Loss (gain) on sale of assets, net	3,651	(2,540)

	22,289,301	19,372,695

Income before income taxes	177,220	307,753
Income tax expense	77,372	33,612
Net income	$99,848	$274,141

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$99,848	$274,141
Add back - Interest on convertible notes	-	4,092
Income attributable to common stockholders - diluted	$99,848	$278,233

Denominator:
Basic weighted average shares	1,018,783	968,897
Outstanding options and restricted shares, net	18,765	25,330
Convertible notes	-	24,796

Diluted weighted average shares	1,037,548	1,019,023

Basic income per share	$0.10	$0.28
Diluted income per share	$0.10	$0.27

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended November 28, 2015	Thirteen weeks ended November 29, 2014
Net income	$59,543	$104,846
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $398 and $0 tax expense	597	660
Total other comprehensive income	597	660
Comprehensive income	$60,140	$105,506

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirty-nine weeks ended November 28, 2015	Thirty-nine weeks ended November 29, 2014
Net income	$99,848	$274,141
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $1,194 and $0 tax expense	1,792	1,979
Total other comprehensive income	1,792	1,979
Comprehensive income	$101,640	$276,120

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended November 28, 2015	Thirteen weeks ended November 29, 2014

Retail Pharmacy Segment
Revenues (a)	$6,744,143	$6,692,333
Cost of revenues (a)	4,822,257	4,769,020
Gross profit	1,921,886	1,923,313
LIFO charge	5,986	1,543
FIFO gross profit	1,927,872	1,924,856

Gross profit as a percentage of revenues	28.50%	28.74%
LIFO charge as a percentage of revenues	0.09%	0.02%
FIFO gross profit as a percentage of revenues	28.59%	28.76%

Selling, general and administrative expenses	1,708,445	1,692,437
Selling, general and administrative expenses as a percentage of revenues	25.33%	25.29%

Cash interest expense	101,494	93,142
Non-cash interest expense	5,375	4,258
Total interest expense	106,869	97,400

Adjusted EBITDA	339,255	332,769
Adjusted EBITDA as a percentage of revenues	5.03%	4.97%

Pharmacy Services Segment
Revenues (a)	$1,500,895
Cost of revenues (a)	1,419,902
Gross profit	80,993

Gross profit as a percentage of revenues	5.40%

Adjusted EBITDA	33,911
Adjusted EBITDA as a percentage of revenues	2.26%

(a) - Revenues and cost of revenues include $90,854 of inter-segment activity that is eliminated in consolidation.

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended November 28, 2015	Thirty-nine weeks ended November 29, 2014

Retail Pharmacy Segment
Revenues (a)	$20,038,947	$19,680,448
Cost of revenues (a)	14,397,018	14,059,577
Gross profit	5,641,929	5,620,871
LIFO charge	17,959	4,632
FIFO gross profit	5,659,888	5,625,503

Gross profit as a percentage of revenues	28.15%	28.56%
LIFO charge as a percentage of revenues	0.09%	0.02%
FIFO gross profit as a percentage of revenues	28.24%	28.58%

Selling, general and administrative expenses	5,086,939	4,977,315
Selling, general and administrative expenses as a percentage of revenues	25.39%	25.29%

Cash interest expense	314,052	286,135
Non-cash interest expense	31,828	13,035
Total interest expense	345,880	299,170

Adjusted EBITDA	952,120	979,548
Adjusted EBITDA as a percentage of revenues	4.75%	4.98%

Pharmacy Services Segment
Revenues (a)	$2,572,784
Cost of revenues (a)	2,430,014
Gross profit	142,770

Gross profit as a percentage of revenues	5.55%

Adjusted EBITDA	67,133
Adjusted EBITDA as a percentage of revenues	2.61%

(a) - Revenues and cost of revenues include $145,210 of inter-segment activity that is eliminated in consolidation.

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended November 28, 2015	Thirteen weeks ended November 29, 2014

Reconciliation of net income to adjusted EBITDA:
Net income	$59,543	$104,846
Adjustments:
Interest expense	106,879	97,400
Income tax expense	48,468	1,871
Depreciation and amortization	136,434	104,614
LIFO charge	5,986	1,543
Lease termination and impairment charges	7,011	8,702
Loss on debt retirements, net	-	18,512
Other	8,845	(4,719)
Adjusted EBITDA	$373,166	$332,769
Percent of revenues	4.58%	4.97%

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirty-nine weeks ended November 28, 2015	Thirty-nine weeks ended November 29, 2014

Reconciliation of net income to adjusted EBITDA:
Net income	$99,848	$274,141
Adjustments:
Interest expense	345,895	299,170
Income tax expense	77,372	33,612
Depreciation and amortization	373,782	309,203
LIFO charge	17,959	4,632
Lease termination and impairment charges	21,670	20,661
Loss on debt retirements, net	33,205	18,512
Other	49,522	19,617
Adjusted EBITDA	$1,019,253	$979,548
Percent of revenues	4.54%	4.98%

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended November 28, 2015	Thirteen weeks ended November 29, 2014

OPERATING ACTIVITIES:
Net income	$59,543	$104,846
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	136,434	104,614
Lease termination and impairment charges	7,011	8,702
LIFO charge	5,986	1,543
Loss (gain) on sale of assets, net	3,331	(455)
Stock-based compensation expense	10,328	7,040
Loss on debt retirements, net	-	18,512
Changes in deferred taxes	44,079	-
Excess tax benefit on stock options and restricted stock	(567)	(589)
Changes in operating assets and liabilities:
Accounts receivable	307,779	(41,934)
Inventories	24,808	(76,955)
Accounts payable	57,721	(18,297)
Other assets and liabilities, net	(328,488)	4,701
Net cash provided by operating activities	327,965	111,728
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(142,655)	(131,305)
Intangible assets acquired	(54,150)	(39,586)
Acquisition of businesses, net of cash acquired	1,194	-
Proceeds from dispositions of assets and investments	2,616	4,457
Net cash used in investing activities	(192,995)	(166,434)
FINANCING ACTIVITIES:
Net (payments to) proceeds from revolver	(73,000)	375,000
Principal payments on long-term debt	(5,750)	(278,189)
Change in zero balance cash accounts	16,298	17,611
Net proceeds from the issuance of common stock	520	732
Financing fees paid for early debt redemption	-	(13,841)
Excess tax benefit on stock options and restricted stock	567	589
Net cash (used in) provided by financing activities	(61,365)	101,902
Increase in cash and cash equivalents	73,605	47,196
Cash and cash equivalents, beginning of period	152,647	185,758
Cash and cash equivalents, end of period	$226,252	$232,954

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$142,655	$131,305
Intangible assets acquired	54,150	39,586
Total cash capital expenditures	196,805	170,891
Equipment received for noncash consideration	-	263
Equipment financed under capital leases	2,228	824
Gross capital expenditures	$199,033	$171,978

Chart 10

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirty-nine weeks ended November 28, 2015	Thirty-nine weeks ended November 29, 2014

OPERATING ACTIVITIES:
Net income	$99,848	$274,141
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	373,782	309,203
Lease termination and impairment charges	21,670	20,661
LIFO charge	17,959	4,632
Loss (gain) on sale of assets, net	3,651	(2,540)
Stock-based compensation expense	26,529	16,932
Loss on debt retirements, net	33,205	18,512
Changes in deferred taxes	50,696	-
Excess tax benefit on stock options and restricted stock	(21,436)	(27,647)
Changes in operating assets and liabilities:
Accounts receivable	315,898	(41,493)
Inventories	339	(8,038)
Accounts payable	89,630	(45,047)
Other assets and liabilities, net	(342,234)	(45,357)
Net cash provided by operating activities	669,537	473,959
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(414,338)	(324,938)
Intangible assets acquired	(97,612)	(79,609)
Acquisition of businesses, net of cash acquired	(1,778,377)	(69,793)
Proceeds from dispositions of assets and investments	8,697	10,559
Net cash used in investing activities	(2,281,630)	(463,781)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,800,000	1,152,293
Net proceeds from revolver	655,000	380,000
Principal payments on long-term debt	(666,967)	(1,443,812)
Change in zero balance cash accounts	(35,011)	(39,934)
Net proceeds from the issuance of common stock	8,625	15,523
Financing fees paid for early debt redemption	(26,003)	(13,841)
Excess tax benefit on stock options and restricted stock	21,436	27,647
Deferred financing costs paid	(34,634)	(1,506)
Net cash provided by financing activities	1,722,446	76,370
Increase in cash and cash equivalents	110,353	86,548
Cash and cash equivalents, beginning of period	115,899	146,406
Cash and cash equivalents, end of period	$226,252	$232,954

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$414,338	$324,938
Intangible assets acquired	97,612	79,609
Total cash capital expenditures	511,950	404,547
Equipment received for noncash consideration	2,011	1,600
Equipment financed under capital leases	3,499	4,749
Gross capital expenditures	$517,460	$410,896

Chart 11